Exhibit 10.4
2005 LONG-TERM INCENTIVE PROGRAM
NON-QUALIFIED STOCK OPTION AGREEMENT
PANERA BREAD COMPANY
     AGREEMENT made as of the ___day of ___, 2005, between Panera Bread Company (the “Company”), a Delaware corporation having a principal place of business in Richmond Heights, Missouri, and «First_Name» «Last_Name» (the “Participant”).
     WHEREAS, pursuant to the 2005 Long-Term Incentive Program (the “LTIP”), the Company desires to grant to the Participant an Option to purchase shares of its Class A Common Stock, $.0001 par value per share (the “Shares”), under and for the purposes set forth in the Company’s 2001 Employee, Director and Consultant Stock Option Plan (the “Plan”) and the LTIP;
     WHEREAS, the Company and the Participant understand and agree that any terms used and not defined herein have the same meanings as in the Plan or the LTIP, as applicable; and
     WHEREAS, the Company and the Participant each intend that the Option granted herein shall be a Non-Qualified Option.
     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:
     1. GRANT OF OPTION.
     The Company hereby grants to the Participant the right and option to purchase all or any part of an aggregate of «Proposed_Grant» Shares, subject to adjustment, as provided in Section 16 of the Plan, in the event of a stock dividend, stock split, reverse stock split or other events affecting the holders of Shares, and on the terms and conditions and subject to all the limitations set forth herein and in the Plan and the LTIP, which are incorporated herein by reference.
     2. PURCHASE PRICE.
     The purchase price of the Shares covered by the Option shall be «Grant_Price» per Share, subject to adjustment, as provided in Section 16 of the Plan, in the event of a stock dividend, stock split, reverse stock split or other events affecting the holders of Shares. Payment shall be made in accordance with Paragraph 7 of the Plan.
     3. EXERCISABILITY OF OPTION.
     Subject to the terms and conditions set forth in this Agreement, the Plan and the LTIP, the Option granted hereby shall become exercisable as follows:

On the second anniversary of the date of this Agreement	25% of the Shares

On the third anniversary of the date of this Agreement	an additional 25% of the Shares

On the fourth anniversary of the date of this Agreement	an additional 25% of the Shares

On the fifth anniversary of the date of this Agreement	an additional 25% of the Shares
     The foregoing rights are cumulative and are subject to the other terms and conditions of this Agreement, the Plan and the LTIP.
     4. TERM OF OPTION.
     The Option shall terminate six (6) years from the date of this Agreement, but shall be subject to earlier termination as provided herein or in the Plan or the LTIP; provided, however that termination or expiration of the Plan or the LTIP shall not affect the Option or the rights of the Participant under this Agreement.
     If the Participant ceases to be an employee of the Company or of an Affiliate (for any reason other than the death or Disability of the Participant or termination of the Participant for “cause” (as defined in the LTIP), the Option may be exercised, if it has not previously terminated, within three (3) months after the date the Participant ceases to be an employee of the Company or an Affiliate, or within the originally prescribed term of the Option, whichever is earlier, but may not be exercised thereafter. In such event, the Option shall be exercisable only to the extent that the Option has become exercisable and is in effect at the date of such cessation of employment.
     Notwithstanding the foregoing, in the event of the Participant’s Disability or death within three (3) months after the termination of employment, the Participant or the Participant’s Survivors may exercise the Option within one (1) year after the date of the Participant’s termination of employment, but in no event after the date of expiration of the term of the Option.
     In the event the Participant’s employment is terminated by the Company or an Affiliate for “cause” (as defined in the LTIP), the Participant’s right to exercise any unexercised portion of this Option shall cease as of such termination, and this Option shall thereupon terminate and the Company shall be entitled to recover from the Participant any and all Shares which were previously acquired through exercise of this Option. Notwithstanding anything herein to the contrary, if subsequent to the Participant’s termination, but prior to the exercise of the Option, the Administrator of the Plan determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute “cause,” then the Participant shall immediately cease to have any right to exercise the Option and this Option shall thereupon terminate and the Company shall be entitled to recover from the Participant any and all Shares which were previously acquired through exercise of this Option.
     In the event of the Disability of the Participant while an employee of the Company or an Affiliate, as determined in accordance with the Plan, the Option shall be exercisable within one (1) year after the Participant’s termination of employment or, if earlier, within the term originally prescribed by the Option. In such event, the Option shall be exercisable:
(a)	to the extent exercisable but not exercised as of the date of Disability; and

(b)	to the extent of a pro rata portion of any additional rights to exercise the Option as would have accrued had the Participant not become Disabled prior to the end of the accrual period which next ends following the date of Disability. The proration shall be based upon the number of days during the accrual period prior to the date of Disability.
     In the event of the death of the Participant while an employee of the Company or of an Affiliate, the Option shall be exercisable by the Participant’s Survivors within one (1) year after the date of death of the Participant or, if earlier, within the originally prescribed term of the Option. In such event, the Option shall be exercisable:
(x)	to the extent exercisable but not exercised as of the date of death; and

(y)	to the extent of a pro rata portion of any additional rights to exercise the Option as would have accrued had the Participant not died prior to the end of the accrual period which next ends following the date of death. The proration shall be based upon the number of days during the accrual period prior to the Participant’s death.
     5. METHOD OF EXERCISING OPTION.
     Subject to the terms and conditions of this Agreement, the Option (or any part or installment) may be exercised by written notice to the Company at its principal executive office, in substantially the form of Exhibit A attached hereto. Such notice shall state the number of Shares with respect to which the Option is being exercised and shall be signed by the person exercising the Option. Payment of the purchase price for such Shares shall be made in accordance with Paragraph 7 of the Plan. The Company shall deliver a certificate or certificates representing such Shares as soon as practicable after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or “blue sky” laws). The certificate or certificates for the Shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by the Participant and if the Participant shall so request in the notice exercising the Option, shall be registered in the name of the Participant and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised, pursuant to Section 4 hereof, by any person or persons other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.
     No fractional shares shall be issued hereunder. The Company shall pay the fair market value of any fractional shares exercised hereunder to the Participant in cash in lieu of issuing any fractional shares.
     6. PARTIAL EXERCISE.
     Exercise of this Option to the extent above stated may be made in part at any time and from time to time within the above limits.
     7. NON-ASSIGNABILITY.
     The Option shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution or pursuant to a divorce decree. Except as provided in the previous sentence, the Option shall be exercisable, during the Participant’s lifetime, only by the Participant (or, in the event of legal incapacity or incompetence, by the Participant’s guardian or representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Option shall be null and void.
     8. NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.
     The Participant shall have no rights as a stockholder with respect to Shares subject to this Agreement until registration of the Shares in the Company’s share register in the name of the Participant. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.
     9. CAPITAL CHANGES AND BUSINESS SUCCESSIONS.
     The Plan and the LTIP contain provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers. Provisions in the Plan and the LTIP for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.
     10. TAXES.
     The Participant acknowledges that upon exercise of the Option the Participant will be deemed to have taxable income measured by the difference between the then fair market value of the Shares received upon exercise and the price paid for such Shares pursuant to this Agreement. The Participant acknowledges that any income or other taxes due from him or her with respect to this Option or the Shares issuable pursuant to this Option shall be the Participant’s responsibility.
     The Participant agrees that the Company may withhold from the Participant’s remuneration, if any, the minimum statutory amount of federal, state and local withholding taxes attributable to such amount that is considered compensation includable in such person’s gross income. At the Company’s discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Shares otherwise deliverable to the Participant on exercise of the Option. The Participant further agrees that, if the Company does not withhold an amount from the Participant’s remuneration sufficient to satisfy the Company’s income tax withholding obligation, the Participant will reimburse the Company on demand, in cash, for the amount under-withheld.
     11. PURCHASE FOR INVESTMENT.
     Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:
(a)	The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing the Shares issued pursuant to such exercise:
“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws;” and
(b)	If the Company so requires, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

     12. RESTRICTIONS ON TRANSFER OF SHARES.
     12.1 If, in connection with a registration statement filed by the Company pursuant to the 1933 Act, the Company or its underwriter so requests, the Participant will agree not to sell any Shares for a period not to exceed 180 days following the effectiveness of such registration.
     12.2 The Participant acknowledges and agrees that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Participant any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a termination of the employment of the Participant by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.
     13. NO OBLIGATION TO MAINTAIN RELATIONSHIP.
     The Company is not by the Plan or this Option obligated to continue the Participant as an employee of the Company.
     14. NOTICES.
     Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

Panera Bread Company
6710 Clayton Road
Richmond Heights, MO 63117
ATTN: Director, Compensation & Benefits
Facsimile: (314) 633-7220

If to the Participant:

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

     15. GOVERNING LAW.
     This Agreement shall be construed and enforced in accordance with the law of the State of Delaware, without giving effect to the conflict of law principles thereof.
     16. BENEFIT OF AGREEMENT.
     Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.
     17. ENTIRE AGREEMENT.
     This Agreement, and the grant made hereby, is subject to the terms and conditions of each of the Plan and LTIP which are incorporated herein by reference. This Agreement, together with the Plan and the LTIP, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement, provided, however, in any event, this Agreement shall be subject to and governed by the Plan and the LTIP.
     18. MODIFICATIONS AND AMENDMENTS.
     The terms and provisions of this Agreement may be modified or amended as provided in the Plan or the LTIP.
     19. WAIVERS AND CONSENTS.
     Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

     20. ACKNOWLEDGMENT
     By executing this Agreement, the Participant acknowledges (a) he or she has been provided access to a copy of the Plan and the LTIP, and that all decisions, determinations and interpretations of the Administrator in respect of the Plan, the LTIP, this Agreement and the Option shall be final and conclusive, and (b) his or her obligations under the Confidentiality and Proprietary Information and Non-Competition Agreement with Panera, LLC, and any other confidentiality and non-competition agreement with Panera, LLC or the Company.
     21. SECURITIES LAWS
     Notwithstanding anything to the contrary herein, no part of this Option shall be exercisable at any time that such exercise would violate any federal or state securities laws.
[signature page follows]

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant has hereunto set his or her hand, all as of the day and year first above written.

PANERA BREAD COMPANY

By:
Name:

Title:

«First_Name» «Last_Name»